EXHIBIT 16

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

February 19, 2001

Mr. Donald Lundgren
Chief Financial Officer
Docent, Inc.
2444 Charleston Road
Mountain View, CA 94043-1622

Dear Mr. Lundgren:

This is to confirm that the client-auditor relationship between Docent, Inc. (Commission File Number 0-31537) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

/s/	PRICEWATERHOUSECOOPERS LLP

cc:   Chief Accountant
SECPS Letter File, Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

1